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                                                                    EXHIBIT 5.01

                                December 5, 2003

Invivo Corporation
4900 Hopyard Road, Suite 210
Pleasanton, CA  94588

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Invivo Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about December 5, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 150,000 shares of the Company's Common Stock (the "STOCK"), that are subject to issuance by the Company upon the exercise of stock options granted under the Company's 1994 Stock Option Plan, as amended (the "1994 PLAN"), pursuant to an amendment to the 1994 Plan approved by the stockholders of the Company on December 12, 2002, increasing the available shares of Common Stock of the Company by 150,000 shares (the "AMENDMENT"). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

      (1) the Company's Restated Certificate of Incorporation filed with Delaware Secretary of State on March 8, 1999 (as amended by a Certificate of Amendment filed with the Delaware Secretary of State on June 3, 1999), certified by the Company's Secretary on December 5, 2003.

      (2) the Company's Bylaws (as amended), certified by the Company's Secretary on December 5, 2003.

      (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

      (4)   the Prospectus prepared in connection with the Registration
            Statement.

      (5) the minutes of a meeting of the Board of Directors of the Company dated November 8, 2002 and of the stockholders of the Company dated December 12, 2002, in each case, at which the Amendment was approved.

      (6) a written confirmation dated December 5, 2003 from the Company's transfer agent as to the number of shares of the Company's capital stock that were issued and outstanding as of November 8, 2002 and as to the number of shares that were issued and outstanding as of December 4, 2003 (and we assume that such number of shares issued and outstanding has remained unchanged since December 4, 2003).


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December 5, 2003
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      (7)   a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE"), including, but not limited to, the Company's statement of the aggregate number of options, warrants and other rights to purchase capital stock of the Company that are issued and outstanding.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the holders of the Stock and the due authorization, execution and delivery of all such documents by the such holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

      Based upon the foregoing, it is our opinion that the 150,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the 1994 Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact,


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circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                  Very truly yours,

                                  FENWICK & WEST LLP

                                  By: /s/ Daniel J. Winnike
                                     ------------------------------------------
                                     Daniel J. Winnike, a Partner